Exhibit 2.3

Share Purchase Agreement

between

Smart Consulting AG, Aeulestrasse 38, FL-9490 Vaduz

(hereinafter referred to as “Seller 1”),

Mr. Karim Meili-Toledano, Pflugsteinstrasse 71, CH-8703 Erlenbach

(hereinafter referred to as “Seller 2”),

Mr. Peter Züger, Humrigenflurstr. 30, CH-8704 Herrliberg

(hereinafter referred to as “Seller 3”),

on the one hand, collectively referred to as the “Sellers”,

each of the Sellers duly represented by Rolf Herter, Naegeli & Streichenberg Attorneys at Law,  Stockerstrasse 38, CH-8002 Zurich (the “Agent”), based on duly notarized, and, in the case of Seller 1, superlegalized, proxies in a form satisfactory to the Purchaser

and

SoftBrands Inc., a Delaware corporation, having its main place of business at Two Meridian Crossings, Suite 800, Minneapolis, MN 55423

(hereinafter referred to as the “Purchaser”)

regarding the acquisition of all shares of WinnLodge AG, Zug (the “Company”)

WHEREAS,               the Company is a company limited by shares, with its registered seat in Zug, Switzerland, which engages in the development and distribution of “WinnLodge”, a software for hotel front office automation.

WHEREAS,               together, the Sellers own all 100 registered shares of the Company, with a par value of CHF 1’000.— each, allocated as follows: (i) Seller 1 owns 42 registered shares, (ii) Seller 2 owns 28 registered shares, (iii) Seller 3 owns 30 registered shares;

WHEREAS,               the Sellers intend to sell their shares to the Purchaser and the Purchaser intends to purchase such shares;

NOW, THEREFORE, the Sellers and the Purchaser have come to the following agreement:

ART. 1 - DEFINITIONS

The following terms have the following meaning:

Affiliate shall mean any and all companies, in which the Purchaser or the Seller 1 holds the majority of the capital or the voting rights or which are otherwise under the Purchaser’s or the Seller 1’s control (subsidiaries) or any and all companies, of which the identical shareholders hold the majority of the capital or the voting rights (sister companies) or the company which holds the majority of the capital or the voting rights of the Purchaser or the Seller 1 (parent company).

Agent shall mean the representative of each of the Sellers, Mr. Rolf Herter, Naegeli & Streichenberg Attorneys at Law, Stockerstrasse 38, CH-8002 Zurich.

Agreement shall mean this share purchase agreement between the Sellers and the Purchaser.

Closing shall mean the closing of the sale and purchase of the Shares in accordance with the terms of Section 4 of this Agreement.

Closing Date shall mean the date and time as defined in Section 4.2 of this Agreement.

Company shall mean WinnLodge AG, a company incorporated under the laws of Switzerland, registered in the Commercial Register of the Canton of Zug under the no. CH-170.3.023.177-4, having its registered seat in Zug.

Intellectual Property shall mean all patents, trade marks, registered designs, logos, copyrights, business names and other similar rights, together with all applications for any of the foregoing of the Company or otherwise used in connection with the business, in particular regarding the WinnLodge Software.

Long Stop Date shall mean April 30, 2003.

Purchase Price shall mean the aggregate price paid by Purchaser to the Sellers for the Shares in accordance with the terms of Section 3 of the Agreement.

Purchaser shall mean SoftBrands Inc., Two Meridian Crossings, Suite 800, Minneapolis, MN 55423

Seller 1 shall mean Smart Consulting AG, Aeulestrasse 38, FL-9490 Vaduz

Seller 2 shall mean Mr. Karim Meili-Toledano, Pflugsteinstrasse 71, CH-8703 Erlenbach

Seller 3 shall mean Mr. Peter Züger, Humrigenflurstr. 30, CH-8704 Herrliberg

Sellers shall refer collectively to Seller 1, Seller 2 and Seller 3.

Shares means all 100 registered shares of the Company, with a par value of CHF 1’000.— each.

WinnLodge Software means a hotel front office automation application allowing the user to manage room reservations, room inventory, rates, check in and check out, guest accounting, to handle conference and banqueting services, group travels, to make allotments for and collaborate with travel agencies and to issue all sorts of reports and text documents. The application comprises the following modules: Main module, administration module, report manager, interface manager, Euro conversion module, license activator, update manager, verify manager. As of March 31, 2003, the version Medallion/WinnLodge/Edelweiss 5.0 Release 1042.03 is being sold. The application comprises further the right to use hardware located with O.O.O. Reksoft in St. Petersburg, Russia, containing the internet license manager which is a web-based application generating licenses for the use of WinnLodge Software.

ART. 2 - OBJECT OF SALE AND PURCHASE

The Sellers hereby agree to sell to the Purchaser and the Purchaser agrees to buy from the Sellers the Shares, according to the following portions:

(a)     Seller 1 agrees to sell to the Purchaser and the Purchaser agrees to buy from the Seller 1 its 42 registered shares of the Company;

(b)    Seller 2 agrees to sell to the Purchaser and the Purchaser agrees to buy from the Seller 2 his 28 registered shares of the Company;

(c)     Seller 3 agrees to sell to the Purchaser and the Purchaser agrees to buy from the Seller 3 his 30 registered shares of the Company.

ART. 3 - PURCHASE PRICE

3.1       Purchase Price for the Shares

Subject to payment of all components of the Purchase Price as set forth in Section 3.2. below, the maximum aggregate Purchase Price for all registered shares of the Company amounts to USD 2’211’000.—. Any payments to Sellers shall be allocated as follows:

(i)      To Seller 1: 42% of the respective aggregate payment;

(ii)     To Seller 2: 28% of the respective aggregate payment;

(iii)    To Seller 3: 30% of the respective aggregate payment.

3.2       Payment of Purchase Price

(a)     Payment at Closing

At Closing, the Purchaser shall pay by wire transfer to the client account of the Agent (acc. 230-403129.60R with UBS AG, 8098 Zurich, BC 230, SWIFT: UBS WCHZH 80 A, in the name of Naegeli & Streichenberg Attorneys at Law) a first portion of the Purchase Price in the aggregate amount of USD 711’000.—, to be allocated as follows:

(i) to Seller 1:       USD 298’620.—, against delivery of a duly endorsed (in blank) share certificate of 42 registered shares and confirmation of receipt of payment;

(ii) to Seller 2:      USD 199’080.—, against delivery of a duly endorsed (in blank) share certificate of 28 registered shares and confirmation of receipt of payment;

(iii) to Seller 3:     USD 213’300.—, against delivery of a duly endorsed (in blank) share certificate of 29 registered shares and a duly endorsed (in blank) share certificate of 1 registered share and confirmation of receipt of payment.

The Sellers hereby acknowledge and agree that such payment to the Agent as described above is in fulfilment of Purchaser’s payment obligations under this Section 3.2(a).

(b)     Delivery of Non-interest bearing Promissory Notes at Closing

Subject to Purchaser’s right of withholding and set off as set forth in Section 6.3. below, a second portion of the Purchase Price in the aggregate amount of USD 804’000.— shall be settled by Purchaser issuing a non-interest bearing promissory note to each of the Sellers substantially in the form as set forth in Exhibit 3.2(b) (1-3) hereto, reflecting their respective shareholdings, i.e. in the following nominal amounts: Promissory Note 1 (to Seller 1) - USD 337’680.—; Promissory Note 2 (to Seller 2) - USD 225’120.—; Promissory Note 3 (to Seller 3) - USD 241’200.— (together the “Promissory Notes”). The following payments under these Promissory Notes shall be made by the Purchaser to the Sellers, allocated to the individual Sellers pro rata pursuant to their respective shareholdings as set forth in Section 2 above:

Due Date	To Seller 1, under Promissory Note 1	To Seller 2, under Promissory Note 2	To Seller 3, under Promissory Note 3
30.06.2003	USD 28’140.—	USD 18’760.—	USD 20’100.—
30.09.2003	USD 28’140.—	USD 18’760.—	USD 20’100.—
31.12.2003	USD 28’140.—	USD 18’760.—	USD 20’100.—
31.03.2004	USD 28’140.—	USD 18’760.—	USD 20’100.—
30.06.2004	USD 28’140.—	USD 18’760.—	USD 20’100.—
30.09.2004	USD 28’140.—	USD 18’760.—	USD 20’100.—
31.12.2004	USD 28’140.—	USD 18’760.—	USD 20’100.—
30.03.2005	USD 28’140.—	USD 18’760.—	USD 20’100.—
30.06.2005	USD 28’140.—	USD 18’760.—	USD 20’100.—
30.09.2005	USD 28’140.—	USD 18’760.—	USD 20’100.—
31.12.2005	USD 28’140.—	USD 18’760.—	USD 20’100.—
30.03.2006	USD 28’140.—	USD 18’760.—	USD 20’100.—

Unless otherwise instructed in writing by any of the Sellers, Purchaser shall make any payments under the above Promissory Notes to the account of the Agent, against receipt of confirmation for any payment received. The Sellers hereby acknowledge and agree that such payment to the Agent is in fulfilment of Purchaser’s payment obligations under the respective Promissory Notes.

Acceleration of payments: Subject to the Purchaser’s right to withhold or declare a set-off of any of the above instalments as set forth in Sections 6.3 and 7.2 below or to contest the payments for any of the Sellers’ breach of contract, Purchaser’s unjustified, continued failure to make any payment in accordance with the above table, at the defined due dates, to one of the Sellers will result in such Seller’s right to declare due the rest of the outstanding instalments to such Seller and request payment within further 30 days, provided that (i) such Seller has notified Purchaser of such failure to make such payment in writing (the “Notice of Default”) by registered mail (return receipt requested), allowing the Purchaser a grace period to effect the outstanding payment within sixty (60) days from the date of receipt the Notice of Default, and (ii) Purchaser has not contested the respective instalment in writing within thirty (30) days of the date of receipt of the Notice of Default, stating the reasons for the non-payment, and (iii) the Purchaser has not made the respective payment within the grace period of sixty (60) days from the date of receipt of the Notice of Default. It is understood that Purchaser’s default with respect to one of the Seller’s instalment payments will not result in an acceleration of the payments to the other Sellers under this Section 3.2(b).

(c)     Contingent Payments

Subject to Purchaser’s right of set off as set forth in Sections 6.3. and 7.2. below, a third portion of the Purchase Price in the maximum aggregate amount of USD 696’000.— (the “Contingent Payments”) shall be made by the Purchaser to the Sellers’ Agent, except if otherwise instructed in writing by any of the Sellers, allocated to the individual Sellers pro rata pursuant to their respective shareholdings as set forth in Section 2 above, subject to the following conditions: The Contingent

Payments for any quarter beginning after the Closing Date shall be calculated by multiplying all WinnLodge Software net license sales during the quarter then ending, excluding any sales effected before and up to the Closing Date, by the factor of 0.1, and deducting from such amount USD 67’000.—. A result equal to or less than zero shall mean that no Contingent Payments are due for the respective quarter. Purchaser’s obligation to make such Contingent Payments shall continue until (i) the aggregate Contingent Payments reach the amount of USD 696’000.—, or (ii) the end of the quarter within which or with which the third anniversary of the Closing Date occurs, whichever event occurs first. The Sellers hereby acknowledge and agree that any payment under this Section 3.2.(c) to the Agent is in fulfilment of Purchaser’s payment obligations under this Section.

(d)     Interest on Late Payments

If any payments of the Purchaser to the Sellers pursuant to Sections 3.2.(b) and 3.2.(c) above remain outstanding after a cure period of thirty (30) days after the respective due date has lapsed (the “Post-Cure Date”), subject to the Payments being uncontested or adjudicated to be due, Purchaser shall pay interest on such outstanding payments from the Post-Cure Date until the date payment in full of the outstanding payment is made as follows:

Number of days after the Post-Cure Date:	Interest rate (p.a.)
0 - 30	5%
31 - 60	10%
61 - 90	15%
91 or more	20%, to the maximum extent permitted under Swiss law

(e)     Quarterly Review of Sales

The Purchaser shall deliver to the Agent within twenty (20) business days after the end of each quarter, beginning with regard to the second quarter 2003 and ending with regard to the first quarter 2006 a list containing all WinnLodge Software net license sales (including the date of installation for each installation) during the quarter then ending in absolute numbers and in the respective turnover achieved. Relevant for calculating the turnover shall be the date of installation of the WinnLodge Software to the client.

The Sellers, represented by the Agent or any other duly authorized representative, shall be entitled to have the Purchaser’s books, limited to the sales of the WinnLodge Software, audited by one of the following auditing firms (i) Ernst & Young; (ii) PricewaterhouseCoopers; (iii) KPMG, (iv) Deloitte & Touche, chosen by such Sellers’ Agent, to audit the calculations delivered by the Purchaser to the Sellers. The Purchaser shall be obliged to open its books, limited to the sales of the Winnlodge Software, to such auditing firm upon a ten (10) business days prior written request from the Sellers’ Agent. Any such audit shall be conducted at the place of business of the Purchaser, must not take longer than 3 business days, may not unreasonably interrupt the Purchaser’s operations and may only be requested once per semester. The results of the audit shall be recorded in a written report (the “Audit Report”), a copy of which shall also be delivered to the Purchaser.

Upon receipt of the Audit Report, the Purchaser shall examine it. If the Purchaser does not object to the findings of the Audit Report within twenty (20) business days from the date receipt in writing (the “Notice of Objection”) to the Agent, the findings of such Audit Report are deemed accepted. If the Purchaser objects the findings of the Audit Report, the parties shall in good faith endeavour to resolve the objections of the Purchaser within further twenty (20) business days after the receipt of the Notice of Objection by the Sellers’ Agent. If the parties are unable to do so, the President of the Zurich Chamber of Commerce shall, upon application of either the Purchaser or the Agent, nominate a qualified audit firm pursuant to Section 727b of the Swiss Code of Obligations (“besonders befähigter Revisor”) other than the audit firm which issued the Audit Report as an expert (“Schiedsgutachter”) as that term is defined in § 258 of the Zurich Code of Civil Procedure. The experts determinations regarding the sales of the WinnLodge Software shall be final and binding of the parties, except in the event of a manifest error on the part of the expert, in which case the experts erroneous determination shall be void and remitted to the expert for correction.

Should the Audit Report, or, if the Audit Report is contested by the Purchaser and no amicable solution could be found, the determination of the expert show that the actual figures deviate more than 10% to the detriment of the Sellers compared with the list delivered by the Purchaser, the Purchaser shall be obliged to pay the costs of such audit and the costs for the nomination and determinations of the expert. In all other cases, the Sellers shall pay the costs of such review by themselves.

ART. 4 - CLOSING

4.1.      Actions prior to Closing

Safe as provided below, it is understood and agreed that the Company shall continue to operate its business as a going concern, in the ordinary and usual course of business and consistent with prior practice and substantially in compliance with the investment policies of the budget for the business year 2003 at all times from the date of this Agreement through the Closing Date.

Subject to any constraints under applicable law, the Sellers shall procure that the Purchaser and its legal and financial advisers and auditors are given reasonable direct access to the management, legal and financial advisers and auditors of the Company to the extent that is necessary or expedient for the Purchaser or its advisors and auditors for conducting the actions contemplated.

The Sellers shall procure that the Company, without the prior consent of the Purchaser, does not undertake any of the following actions from the signing of this Agreement until the Closing Date

(i)         any action which would materially interfere with the consummation of the transactions contemplated under this Agreement taken as a whole;

(ii)        execute any contracts or enter into any negotiations with any third party that would materially inhibit or impair the consummation of the transactions contemplated under this Agreement taken as a whole;

(iii)       sell, encumber or transfer any assets outside of the ordinary and normal course of business except as contemplated in this Agreement;

(iv)       deviate from its ordinary course of business and, in particular, make any extraordinary expenditure or commitment to spend in excess of CHF 5’000.—, acquire or dispose of any assets which would or could have a material effect on the Company, enter into any real estate leases and will not materially change the number of employees or their conditions of employment;

(v)        change the policies as currently existing in effect until Closing, except for minor changes, which may occur in the ordinary course of business;

(vi)       issue shares, non-voting shares, “Partizipationsscheine” or “Genussscheine” or convertible securities or similar rights in the Company; or

(vii)      declare, set aside or pay any dividend or other distributions or grants of any benefit to the Sellers or related persons.

The Sellers will procure that the Company will have – except for its current liabilities, especially but not limited to the loans of USD 125’000.— each to the O.O.O. Reksoft Ltd. and the Seller 3 – no liabilities as of the Closing Date.

4.2       Closing Date

The transaction described in the Agreement shall be closed on or before April 15, 2003 or such other date and time as the parties may agree, but in no event later than April 30, 2003 (the “Long Stop Date”), at the offices of Lenz & Staehelin, Bleicherweg 58, 8027 Zürich.

4.3       Conditions Precedent to Closing

(a)        The representations and warranties pursuant to Section 5 below shall in all material respects be true and accurate on the date of this Agreement and on the Closing Date, and each party shall have performed in all material respects all covenants and agreements made in this Agreement or pursuant hereto that are to be performed on or before the Closing Date, and no breach of any of the representations and warranties shall have occurred by the Closing.

(b)        There shall not have occurred between the signing of this Agreement and the Closing Date a material adverse change in the business, net worth, assets (in particular regarding, but not limited to, the WinnLodge Software), liabilities or conditions (financial or otherwise) of the Company, which would lead a reasonable purchaser to the conclusion not to purchase the Shares.

(c)        No action shall be pending or threatened and no order, injunction or decree of any court, administrative body or arbitration tribunal exists which seeks to enjoin from, restrain or prohibit the transfer of the Shares to the Purchaser.

(d)        Any and all notices of or consents to the transaction contemplated in this Agreement as may be required, including but not limited to any regulatory approvals, as the case may be, have been duly obtained.

(e)        The Purchaser shall have guaranteed the material terms of a distribution agreement to Sulcus Hospitality (Schweiz) AG, replacing and superseding the existing oral distribution agreement between the same parties, substantially in the form as set forth in Exhibit 4.3(e) hereto and being on terms satisfactory to the Purchaser and the Seller 2.

(f)         The Sellers and O.O.O. Reksoft shall have entered into separate non-compete agreements, reflecting the terms as set forth in Exhibits 4.3(f)(1)-(4) hereto.

4.4       Actions at Closing

(a)        On the Closing Date, the Sellers shall deliver to the Purchaser the following:

(i) Seller 1:         A duly endorsed (in blank) share certificate of 42 registered shares, free and clear of any liens, encumbrances and third party rights;

(ii) Seller 2:        A duly endorsed (in blank) share certificate of 28 registered shares, free and clear of any liens, encumbrances and third party rights;

(iii) Seller 3:       A duly endorsed (in blank) share certificate of 29 registered shares and a duly endorsed (in blank) share certificate of 1 registered share, duly endorsed in blank, all such shares being free and clear of any liens, encumbrances and third party rights.

(b)        On the Closing Date, the Sellers shall further deliver to the Purchaser the following documents:

(i)         a duly executed, unanimous resolution of the board of directors of the Company regarding the issuance of the share certificates (the “Share Certificates”) to be transferred to the Purchaser pursuant to Section 4.4(a) above, in the form as attached hereto as Exhibit 4.4(b)(i);

(ii)        declarations of assignment, establishing an unbroken chain of assignments/endorsements from the original shareholders at the date of incorporation of the Company, i.e. Mr. Peter Züger, Mrs. Jeannette Gwerder and Mrs. Doris Hermann, to Seller 1, Seller 2 and Seller 3;

(iii)       a duly executed, unanimous resolution of the board of directors of the Company, consenting (i) to the transfer of the Shares from the Sellers to the Purchaser and (ii) to the registration of the Purchaser as the sole owner of the Shares in the share register of the Company, in the form as attached hereto as Exhibit 4.4(b)(iii);

(iv)      the share register of the Company, in which the Purchaser has been registered as the owner of the Shares as of the Closing Date;

(v)       if so requested by the Purchaser, the letter of resignation of the Seller 3 and any other elected board member of the Company, in the form as attached hereto as Exhibit 4.4(b)(v);

(v)       a statement of the banks of the Company confirming that the Seller 3 is the only individual having signature rights with regard to the Company’s account with such bank;

(vi)      duly notarized and, in the case of Seller 1, superlegalized proxies of the Sellers and O.O.O. Reksoft, authorising the Agent to execute this Agreement and perform any such acts as set forth in this Agreement, in particular to receive any proceeds of the sale of the Shares on behalf and on the account of the Sellers and O.O.O. Reksoft (see Section 4.4.c)(i));

(vii)     against duly executed acknowledgement of receipt, according to which Purchaser holds the software for the Company, the Master Copy of the source code and the object code of the WinnLodge Software in its latest version, on CD-ROM, in a format as agreed between the parties before closing, with any and all related development and maintenance documents, flow charts, manuals and descriptions;

(viii)    a written confirmation of all Sellers, that they have not retained any copy of the source code of the WinnLodge Software or any documents, which is necessary to copy and further develop the WinnLodge Software and its functionality, in the form as attached hereto as Exhibit 4.4(b)(viii)(1)-(3). It is understood that Reksoft O.O.O., being a sister company of Seller 1, retains a copy of the source code of the WinnLodge Software for maintenance and development purposes.

against payment by the Purchaser of the portion of the Purchase Price as set forth in Section 3.2(a) above.

(c)        On the Closing Date, the Purchaser shall pay on behalf and on the account of the Company by wire transfer to the client account of the Agent, the following amounts in order to settle the following outstanding loans of the Company towards

(i)         O.O.O. Reksoft, a limited liability corporation, St. Petersburg, Russia, in the amount of USD 125’000.—, against a duly executed confirmation of receipt, in the form as attached hereto as Exhibit 4.4(c)(i) according to which O.O.O. Reksoft confirms payment and in turn waives any and all ownership rights, it might have in the WinnLodge Software, in particular any title retention rights, and

(ii)        the Seller 3, in the amount of USD 125’000.—,  against a confirmation of receipt, in the form as attached hereto as Exhibit 4.4(c)(ii).

4.5.      Right to Rescind

The Sellers collectively on the one hand and the Purchaser on the other hand are entitled to rescind this Agreement, if the Closing has not occurred by the Long Stop Date.

4.6       Risk and Benefit

Risk and benefit of the Shares shall pass from the Sellers to the Purchaser upon delivery of the Sellers’ respective Share Certificates .

4.7       Actions after the Closing

(a)   The Purchaser shall negotiate in good faith with O.O.O. Reksoft the conclusion of a distribution agreement. During the negotiations and for a period of sixty (60) days after the Closing Date, the Purchaser shall cause the Company to observe its obligations under Sections 5 to 10 of the current agreement (“Vereinbarung betreffend Verkauf/Wartung und Weiterentwicklung der Software PMS WinnLodge”) with O.O.O. Reksoft dated September 11, 2001. With regard to Section 4.2 of the aforementioned “Vereinbarung”, O.O.O. Reksoft shall during the aforementioned sixty (60) days period have the right to distribute the WinnLodge Software under the brand “Edelweiss”, whereby O.O.O. Reksoft shall pay to Company 35% of 50% of the end user fee.

(b)   The Purchaser shall negotiate in good faith with Sulcus Hospitality (Schweiz) AG the conclusion of a Distribution Agreement in accordance with the terms set forth in Exhibit 4.3(e).

ART. 5 - REPRESENTATIONS AND WARRANTIES

5.1       Of the Sellers

Hereby, the Sellers individually represent and warrant regarding the Shares, the Company and its assets as of the Closing Date the following:

(a)     Organization and Qualification. The Company is duly organized and validly existing under the laws of Switzerland and has full right and authority to own and to operate its properties and to engage in the business in which it is currently engaged.

(b)    Authority. The Sellers, individually, have full power and authority to enter into this Agreement and to carry out its terms. Seller 1 has taken all corporate actions necessary to authorize the execution, delivery and performance of this Agreement.

(c)     Ownership. Seller 1, Seller 2 and Seller 3 are the sole owners of their respective shares, in which they have good and valid title, free and clear of any liens, encumbrances, options and charges arising from any privilege, pledge or security arrangement.

(d)    Financial Statements. Exhibit 5.1(d) contains the balance sheet and the profit and loss statement of the Company as of December 31, 2002. These financial statements of the Company have been prepared in accordance with generally accepted Swiss accounting principles, consistently applied. The Company is in possession of all books and records as required by Art. 962 of the Swiss Code of Obligations. The Company has no liability of obligation (whether absolute, accrued, contingent or other, and whether due or to become due), which is not accrued, reserved against or disclosed in the Company’s balance sheet, other than liabilities incurred in the ordinary course of business consistent with past practice, since December 31, 2002, which individually or in the aggregate would not have a material adverse effect.

(e)     No Material Adverse Changes. In the period between January 1, 2003, and the Closing Date, the Company has conducted its business in the ordinary course and has not made any unusual contracts, contract changes or commitments, has not sold, assigned or transferred any tangible or intangible assets other than in the ordinary course of business, and has not incurred any further loans or indebtedness other than reflected in the financial statements of the Company as of December 31, 2002, except as set forth in Exhibit 5.1(e).

(f)     Permits and Authorizations. The Company has all the material permits and authorizations, which are necessary to carry on their business as conducted on the Closing Date.

(g)    Claims and Litigation. As of the Closing Date, there are no actions or suits pending or, to the best of the Seller’s knowledge, threatened against any of the Company either in court or before any administrative board, agency or commission.

(h)    Taxes/Public Charges. The Company has filed timely all tax returns, tax forms and forms regarding other public charges or social contributions that are legally required to be filed (including those for indirect taxes and levies including VAT). Except as disclosed in Exhibit 5.1(h), the Company is not a party to any dispute or legal proceeding with any Swiss federal, cantonal or communal authority for assessment or collection or enforcement of taxes, duties, levies (including VAT) or social contributions (including any indirect taxes or levies) nor has any claim for assessment or collection of taxes been asserted or threatened against the Company and there are no outstanding or threatened issues relating to taxes or to tax regulations or to social contributions which could have a material adverse effect on the Company.

(i)      Agreements with Third Parties. The Company is not in any default under any agreements to which it is a party. Neither the execution of this Agreement nor the consummation of the transaction contemplated in this Agreement will terminate any agreements to which the Company is a party. These agreements are valid, binding and enforceable according to their terms and are in full force and effect.

(j)      Compliance with Legal Requirements. The Company is not in violation of applicable laws, ordinances, regulations, decrees or orders of any government entity.

(k)     Company’s Intellectual Property. The Intellectual Property of the Company is exclusively owned by the Company and is not subject to any liens, charges or encumbrances, except for the grant of licenses to third parties as set forth in Section 5.1 (l) below. Neither the Intellectual Property nor any product now manufactured, used or sold by the Company, or process used by the Company, violates any right of any other party with respect to any copyrights, patents, trademarks, trade secrets, know-how or similar intellectual property rights, whether registered or not, and no such claim of violation of any such rights is pending or threatened, and there is no manufacture, use or sale by any other party of any product which involves the unauthorized use of any of the Company’s Intellectual Property.

(l)      License Agreements. Except for the license agreements listed in Exhibit 5.1(l), neither Sellers nor the Company have granted to any third parties any license regarding the Company’s Intellectual Property, in particular with regard to the WinnLodge Software.

(m)    Software warranty. The WinnLodge Software does in all material respects comply with its specifications, and is fully year 2000 and EMU compliant.

(n)    Product liability. There are no product liability claims pending or, to the best of the Sellers’ knowledge, threatened against the Company.

(o)    Financial Standing. The Company is not subject to any bankruptcy or insolvency proceedings, and no order has been made and no resolution has been passed for the winding-up of the Company or for a provisional liquidator (“Nachlassverfahren”, “Notstundung”) to be appointed in respect of the Company and no petition has been presented for any of these proceedings relating to any of the Company or the Sellers.

5.2.      Of the Purchaser

(a)     As of the Closing Date, the Purchaser is duly organized and validly existing under the laws of the State of Delaware;

(b)    there exist no limitations under the law, the articles of incorporation of the Purchaser or any contracts by which the Purchaser is bound and which prevent the Purchaser from entering into or performing its obligations under this Agreement.

(c)     the Purchaser has sufficient funds to settle the pro rata payments of the promissory notes (section 3.2. (b)) issued when due.

ART. 6 - REMEDIES

6.1.      Term of Warranties and Representations

Claims based on the violation of the representations and warranties set forth in Section 5 of this Agreement shall not be time barred until thirty (30) months after the Closing Date.

6.2.      Exclusion of Examination and Notice Requirements

Except for claims in connection with a breach of the warranty pursuant to Section 5.1.(m) above, where the Purchaser shall examine the WinnLodge Software within thirty (30) business days for eventual deviations in all material respects from the specifications, the Purchaser is not bound by the statutory examination or notice requirements (Art. 201 of the Swiss Code of Obligations). The Purchaser shall notify the Sellers within thirty (30) working days after the Purchaser has detected a breach of any of the representations or warranties set forth in Section 5 of this Agreement.

6.3.      Remedies

In case of a breach of any of the representations or warranties by the Sellers, the Purchaser may, at its sole discretion, (i) request the Sellers to put the Purchaser or the Company in the position, which would have existed had the representation or warranty been correct, at Sellers costs, or (ii) claim damages payable to the Purchaser or to the Company, as designated by the Purchaser, in the amount which is necessary to establish the state described in such representation or warranty, or (iii) claim from Sellers a proportional reduction of the Purchase Price for the Shares (“Minderung”). Except for a breach of the representation and warranty regarding Intellectual Property Rights (Section 5.1(k) of this Agreement), rescission of this Agreement (“Wandlung”) is excluded.

In case a violation of a representation and warranty as set forth in Section 5 of this Agreement is detected, the Purchaser is entitled to pay any further payments under this Agreement into an escrow account, up to the amount of the claimed damage caused by the breach. The escrow agent shall be instructed to release the funds only upon receipt of a final court decision, which rejects the Purchaser’s claims, to the extent the Purchaser’s claim is rejected. If the Purchaser’s claim is approved, the escrow agent shall pay back the amount in escrow to the Purchaser to such extent. The costs of the escrow will be borne by the parties pro rata equal to their actual fault.

The maximum amount of Sellers’ liability for any breach of a representation and warranty as set forth in Section 5.1. above shall be the Purchase Price effectively paid.

ART. 7 - INDEMNIFICATIONS

7.1        The Sellers, shall jointly hold harmless and indemnify the Purchaser or, at the sole discretion of the Purchaser, the Company, for any damages, losses and costs, including reasonable attorneys’ fees, incurred by the Purchaser or the Company in connection with

(a)     taxes payable for the period up to and including December 31, 2002, in as far as no reserves have been made for such taxes in the Company’s books;

(b)    taxes payable by the Purchaser due to the “old reserves practice” (“Altreservenpraxis”) as applied by the Federal Tax Administration arising from the transaction contemplated in this Agreement, provided that the Purchaser has enabled the Sellers to appeal a tax claim of the competent tax authorities.

(c)     any alleged infringement of third party intellectual property rights by the Company’s Intellectual Property.

7.2        If an event set forth in Section 7.1. occurs, Purchaser has the right to retain any further payments to the Sellers under this Agreement and its Exhibits. To the extent Purchaser is forced to make any payments to third parties under Section 7.1., for which Sellers have to indemnify Purchaser, Purchaser may declare a set-off with its payment obligations towards the Sellers under this Agreement and its Exhibits, up to the amount paid by Purchaser on such third party claims.

ART. 8 - COVENANT NOT TO COMPETE

At the Closing Date, the Sellers and O.O.O. Reksoft on the one hand and the Purchaser shall enter into a separate non-compete agreements, substantially in the form as set forth in Exhibits 4.3(f)(1)-(4) hereto.

ART. 9 - MISCELLANEOUS

9.1       Cost and Expenses

Each party shall bear its own costs and expenses, which may arise in connection with the transaction contemplated in this Agreement.

9.2       Announcements

The Sellers and the Purchaser shall consult before issuing press releases or otherwise making any public statements or any statements to the Company’s customers with respect to this Agreement and shall not issue any such press release without the prior written approval of the other party, provided, however, that nothing herein shall prevent a party from supplying such information or making statements as required by any governmental authority or in order for a party to satisfy its legal obligations (prompt notice of which shall in any such case be given to the other party).

9.3       Entire Agreement

This Agreement, including the Exhibits, embodies the entire agreement between the Sellers and the Purchaser with respect to the transaction described in this Agreement.

9.4       Superseding Agreement

This Agreement including the Exhibits supersedes all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, with respect to the transaction described in this Agreement.

9.5       Assignment

Except for the Purchaser and the Seller 1, who may freely and without obtaining Sellers’ and the Purchasers’ consent assign any or all of its rights and obligations under this Agreement to any of their Affiliates, any assignment of rights and transfer of obligations under this Agreement requires the prior written consent of the other Parties.

9.6       Notices

Except if expressly otherwise provided for in this Agreement, all notices, requests, demands and other communications made in the connection with this Agreement shall be in writing and shall be either personally delivered to the persons identified below, or by registered mail, facsimile or telex, addressed as follows:

(a)        If to the Sellers:

Naegeli & Streichenberg Attorneys at Law

attn. Rolf Herter

Stockerstrasse 38

CH-8002 Zurich

Fax: ++41 1 208 25 26

(b)        If to the Purchaser:

SoftBrands Inc.

c/o SoftBrands Hospitality, Inc.

Attn:   Robert G. Wright

Vice President and General Counsel

3100 Monticello, Suite 250

Dallas, TX  75205

Fax: ++1 / 214 599-9433

ART. 10 - GOVERNING LAW/VENUE

This Agreement shall be governed and construed in accordance with substantive Swiss law, to the exclusion of the United Nations Convention on Contracts for the International Sale of Goods.

Any disputes arising in connection with this Agreement shall be settled by the Commercial Court of the Canton of Zurich (“Handelsgericht des Kantons Zürich”).

Zürich, April 15, 2003		Zürich, April 15, 2003

On behalf of the Sellers:		The Purchaser:

The Agent
SoftBrands Inc.

By	/s/ ROLF HERTER	/s/ JIM JOHNSON
	Rolf Herter	Jim Johnson

LIST OF EXHIBITS

Exhibit 3.2(b)(1)	Promissory Note to the Seller 1

Exhibit 3.2(b)(2)	Promissory Note to the Seller 2

Exhibit 3.2(b)(3)	Promissory Note to the Seller 3

Exhibit 4.3(e)	Terms of a Distribution Agreement between WinnLodge AG and Sulcus Hospitality (Schweiz) AG

Exhibit 4.3(f)(1)	Non-Competition Agreement between Smart Consulting AG and SoftBrands Inc.

Exhibit 4.3(f)(2)	Non-Competition Agreement between Mr. Karim Zlatic-Toledano and SoftBrands Inc.

Exhibit 4.3(f)(3)	Declaration of Non-Competition between Mr. Peter Züger and SoftBrands Inc.

Exhibit 4.3(f)(4)	Non-Competition Agreement between O.O.O. Reksoft and SoftBrands Inc.

Exhibit 4.4(a)(iii)	Acknowledgement of Receipt by Purchaser of the qualifying share.

Exhibit 4.4(b)(i)	Form Resolution of the Board of Directors of the Company regarding issuance of share certificates

Exhibit 4.4(b)(iii)	Form Resolution of the Board of Directors of the Company regarding the transfer of the Shares and the registration of the Purchaser in the Company’s share register

Exhibit 4.4(b)(v)	Letter of resignation of Mr. Peter Züger

Exhibit 4.4(b)(vii)	Acknowledgement of Receipt by Purchaser regarding the WinnLodge Software source code

Exhibit 4.4(b)(viii)(1)	Confirmation by Seller 1 regarding the WinnLodge Software source code

Exhibit 4.4(b)(viii)(2)	Confirmation by Seller 2 regarding the WinnLodge Software source code

Exhibit 4.4(b)(viii)(3)	Confirmation by Seller 3 regarding the WinnLodge Software source code and waiver of any ownership rights in the WinnLodge Software

Exhibit 4.4(c)(i)	Confirmation by O.O.O. Reksoft re settlement of outstanding loans

Exhibit 4.4(c)(ii)	Confirmation by Mr. Peter Züger re settlement of outstanding loans

Exhibit 5.1(d)	Balance sheet and the profit and loss statement of the Company as of December 31, 2002

Exhibit 5.1(e)	Loans and Indebtedness not reflected in the financial statements of the Company as of December 31, 2002.

Exhibit 5.1(h)	List of disputes or legal proceeding with any Swiss federal, cantonal or communal authority for assessment or collection or enforcement of taxes, duties or levies.

Exhibit 5.1(l)	List of distribution license rights granted to third parties regarding the Company’s Intellectual Property.

Exhibit 3.2(b)(1)

Promissory Note to Seller 1

To:
Smart Consulting AG
Aeulestrasse 38
FL-9490 Vaduz
(Principality of Liechtenstein)

Zürich, April 15, 2003

Dear Sirs,

This is to confirm the terms of the Promissory Note to be delivered to you pursuant to Section 3.2(b) of the Share Purchase Agreement between Smart Consulting AG, Mr. Karim Meili-Toledano and Mr. Peter Züger (the “Sellers”) and SOFTBRANDS INC. (the “Purchaser”) regarding the acquisition of all shares of WinnLodge AG, Zug, dated April [    ], 2003 (the “Agreement”).

For value received, the undersigned, SOFTBRANDS INC., a Delaware corporation, having its main place of business at Two Meridian Crossings, Suite 800, Minneapolis, MN 55423, hereby promises, subject to the terms and conditions of the Agreement, to pay to the order of SMART CONSULTING AG, a Liechtenstein corporation, having its main place of business at Auelestrasse 38, FL-9490 Vaduz, Principality of Liechtenstein, (“Seller 1”) the aggregate principal amount of USD 337’680.00 (in words: US Dollars Three Hundred Thirty-Seven Thousand, Six Hundred-Eighty) in accordance with the terms of this Promissory Note (the “Note”), in the amounts and on each date as set forth in the Agreement and in this Note.

Any capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Agreement.

1.         Maturity Dates / Instalments

Subject to Section 6.3 of the Agreement, any payments to Seller 1 under this Note shall be made at the dates and in the amounts as set forth below,

Due Date	Amount of installment
30.06.2003	USD 28’140.—
30.09.2003	USD 28’140.—
31.12.2003	USD 28’140.—
31.03.2004	USD 28’140.—
30.06.2004	USD 28’140.—
30.09.2004	USD 28’140.—
31.12.2004	USD 28’140.—
30.03.2005	USD 28’140.—
30.06.2005	USD 28’140.—
30.09.2005	USD 28’140.—
31.12.2005	USD 28’140.—
30.03.2006	USD 28’140.—

2.         Interest

The Purchaser agrees to pay interest to Seller 1 on late payments, if any, in accordance with Section 3.2(d) of the Agreement.

3.         Payment to Agent

Until further written notice to the Purchaser to the contrary, any payments to Seller 1 under this Note may be made to the Agent and the Agent’s specified, as defined in the Agreement.

4.         Voluntary Prepayment

The Purchaser may prepay, at any time and from time to time, without premium or penalty, all or any portion of the outstanding principal amount of this Note.

5.         Subordination

So long as there is any senior indebtedness owing and outstanding (the “Senior Indebtedness”) to Capital Resource Partners IV, LP, and in the event of:

(a)        any insolvency, bankruptcy case or proceeding, receivership, liquidation, involuntary reorganization or readjustment, composition or other similar proceeding relating to Purchaser, its creditors or property;

(b)        any involuntary proceeding for the liquidation, dissolution or other winding-up of Purchaser;

(c)        any assignment by Purchaser for the benefit of creditors; or

(d)        any other marshalling of the assets of Purchaser;

all principal of and interest on and all other amounts payable by Purchaser to Seller 1 is subordinate and junior in right of payment to the prior payment in full in cash or cash equivalents of the Senior Indebtedness to the extent provided in this Paragraph 5 and the Senior Indebtedness (including principal and interest thereon including interest accruing after, or which would accrue after but for the occurrence of, such proceeding at the contract rate, whether or not such interest is an allowable claim in any such proceeding) shall first be paid in full in cash or cash equivalents before any payment or distribution, except as provided in the next sentence, shall be made to Seller 1.

If any such event as set forth in lit (a) - (d) above occurs, and the Seller’s rights for payment under this Promissory Note are subordinated to any higher ranking rights of Capital Resource Partners IV, LP, then the Seller’s and the Purchaser’s obligations arising from the separate Non-Competition Agreement dated April 15, 2003 shall end.

6.         Miscellaneous.

(a) Authority. The Purchaser hereby represents that it has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note.

(b) Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be given in the manner and directed to the addresses specified in the Agreement.

(c) Conflicting Terms. Should the terms of this Note conflict with any terms of the Agreement, the respective terms of the Agreement shall apply.

(d) Governing Law/Venue. This Note shall be governed and construed in accordance with substantive Swiss law, to the exclusion of the United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising in connection with this Agreement shall be settled by the Commercial Court of the Canton of Zurich (“Handelsgericht des Kantons Zürich”).

IN WITNESS WHEREOF, the Purchaser has executed and delivered this Note as of the date first written above.

SOFTBRANDS INC.

By	/s/ JIM JOHNSON
Jim Johnson

Exhibit 3.2(b)(2)

Promissory Note to Seller 2

To:
Karim Meili-Toledano
Pflugsteinstrasse 71
CH-8703 Erlenbach
(Switzerland)

Zürich, April 15, 2003

Dear Karim,

This is to confirm the terms of the Promissory Note to be delivered to you pursuant to Section 3.2(b) of the Share Purchase Agreement between Smart Consulting AG, Mr. Karim Meili-Toledano and Mr. Peter Züger (the “Sellers”) and SOFTBRANDS INC. (the “Purchaser”) regarding the acquisition of all shares of WinnLodge AG, Zug, dated April [    ], 2003 (the “Agreement”).

For value received, the undersigned, SOFTBRANDS INC., a Delaware corporation, having its main place of business at Two Meridian Crossings, Suite 800, Minneapolis, MN 55423, hereby promises, subject to the terms and conditions of the Agreement, to pay to your order (“Seller 2”) the aggregate principal amount of USD 225’120.00 (in words: US Dollars Two Hundred Twenty-Five Thousand, One Hundred-Twenty) in accordance with the terms of this Promissory Note (the “Note”), in the amounts and on each date as set forth in the Agreement and in this Note.

Any capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Agreement.

1.                            Maturity Dates / Instalments

Subject to Section 6.3 of the Agreement, any payments to Seller 2 under this Note shall be made at the dates and in the amounts as set forth below,

Due Date	Amount of installment
30.06.2003	USD 18’760.—
30.09.2003	USD 18’760.—
31.12.2003	USD 18’760.—
31.03.2004	USD 18’760.—
30.06.2004	USD 18’760.—
30.09.2004	USD 18’760.—
31.12.2004	USD 18’760.—
30.03.2005	USD 18’760.—
30.06.2005	USD 18’760.—
30.09.2005	USD 18’760.—
31.12.2005	USD 18’760.—
30.03.2006	USD 18’760.—

2.                            Interest

The Purchaser agrees to pay interest to Seller 2 on late payments, if any, in accordance with Section 3.2(d) of the Agreement.

3.                            Payment to Agent

Until further written notice to the Purchaser to the contrary, any payments to Seller 2 under this Note may be made to the Agent and the Agent’s specified, as defined in the Agreement.

4.                            Voluntary Prepayment

The Purchaser may prepay, at any time and from time to time, without premium or penalty, all or any portion of the outstanding principal amount of this Note.

5.                            Subordination

So long as there is any senior indebtedness owing and outstanding (the “Senior Indebtedness”) to Capital Resource Partners IV, LP, and in the event of:

(a)                        any insolvency, bankruptcy case or proceeding, receivership, liquidation, involuntary reorganization or readjustment, composition or other similar proceeding relating to Purchaser, its creditors or property;

(b)                       any involuntary proceeding for the liquidation, dissolution or other winding-up of Purchaser;

(c)                        any assignment by Purchaser for the benefit of creditors; or

(d)                       any other marshalling of the assets of Purchaser;

all principal of and interest on and all other amounts payable by Purchaser to Seller 2 is subordinate and junior in right of payment to the prior payment in full in cash or cash equivalents of the Senior Indebtedness to the extent provided in this Paragraph 5 and the Senior Indebtedness (including principal and interest thereon including interest accruing after, or which would accrue after but for the occurrence of, such proceeding at the contract rate, whether or not such interest is an allowable claim in any such proceeding) shall first be paid in full in cash or cash equivalents before any payment or distribution, except as provided in the next sentence, shall be made to Seller 2.

If any such event as set forth in lit (a) - (d) above occurs, and the Seller’s rights for payment under this Promissory Note are subordinated to any higher ranking rights of Capital Resource Partners, IV, LP, then the Seller’s and the Purchaser’s obligations arising from the separate Non-Competition Agreement dated April 15, 2003 shall end.

6.                            Miscellaneous.

(a) Authority. The Purchaser hereby represents that it has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note.

(b) Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be given in the manner and directed to the addresses specified in the Agreement.

(c) Conflicting Terms. Should the terms of this Note conflict with any terms of the Agreement, the respective terms of the Agreement shall apply.

(d) Governing Law/Venue. This Note shall be governed and construed in accordance with substantive Swiss law, to the exclusion of the United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising in connection with this Agreement shall be settled by the Commercial Court of the Canton of Zurich (“Handelsgericht des Kantons Zürich”).

IN WITNESS WHEREOF, the Purchaser has executed and delivered this Note as of the date first written above.

SOFTBRANDS INC.

By	/s/ JIM JOHNSON
Jim Johnson

Exhibit 3.2(b)(3)

Promissory Note to Seller 3

To:
Peter Züger
Humrigenflurstr. 30
CH-8704 Herrliberg
(Switzerland)

Zürich, April 15, 2003

Dear Peter,

This is to confirm the terms of the Promissory Note to be delivered to you pursuant to Section 3.2(b) of the Share Purchase Agreement between Smart Consulting AG, Mr. Karim Meili-Toledano and Mr. Peter Züger (the “Sellers”) and SOFTBRANDS INC. (the “Purchaser”) regarding the acquisition of all shares of WinnLodge AG, Zug, dated April [    ], 2003 (the “Agreement”).

For value received, the undersigned, SOFTBRANDS INC., a Delaware corporation, having its main place of business at Two Meridian Crossings, Suite 800, Minneapolis, MN 55423, hereby promises, subject to the terms and conditions of the Agreement, to pay to your order (“Seller 3”) the aggregate principal amount of USD 241’200.00 (in words: US Dollars Two Hundred Fourty-One Thousand, Two Hundred) in accordance with the terms of this Promissory Note (the “Note”), in the amounts and on each date as set forth in the Agreement and in this Note.

Any capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Agreement.

1.                            Maturity Dates / Instalments

Subject to Section 6.3 of the Agreement, any payments to Seller 3 under this Note shall be made at the dates and in the amounts as set forth below,

Due Date	Amount of installment
30.06.2003	USD 20’100.—
30.09.2003	USD 20’100.—
31.12.2003	USD 20’100.—
31.03.2004	USD 20’100.—
30.06.2004	USD 20’100.—
30.09.2004	USD 20’100.—
31.12.2004	USD 20’100.—
30.03.2005	USD 20’100.—
30.06.2005	USD 20’100.—
30.09.2005	USD 20’100.—
31.12.2005	USD 20’100.—
30.03.2006	USD 20’100.—

2.                            Interest

The Purchaser agrees to pay interest to Seller 3 on late payments, if any, in accordance with Section 3.2(d) of the Agreement.

3.                            Payment to Agent

Until further written notice to the Purchaser to the contrary, any payments to Seller 3 under this Note may be made to the Agent and the Agent’s specified, as defined in the Agreement.

4.                            Voluntary Prepayment

The Purchaser may prepay, at any time and from time to time, without premium or penalty, all or any portion of the outstanding principal amount of this Note.

5.                            Subordination

So long as there is any senior indebtedness owing and outstanding (the “Senior Indebtedness”) to Capital Resource Partners IV, LP, and in the event of:

(a)                        any insolvency, bankruptcy case or proceeding, receivership, liquidation, involuntary reorganization or readjustment, composition or other similar proceeding relating to Purchaser, its creditors or property;

(b)                       any involuntary proceeding for the liquidation, dissolution or other winding-up of Purchaser;

(c)                        any assignment by Purchaser for the benefit of creditors; or

(d)                       any other marshalling of the assets of Purchaser;

all principal of and interest on and all other amounts payable by Purchaser to Seller 3 is subordinate and junior in right of payment to the prior payment in full in cash or cash equivalents of the Senior Indebtedness to the extent provided in this Paragraph 5 and the Senior Indebtedness (including principal and interest thereon including interest accruing after, or which would accrue after but for the occurrence of, such proceeding at the contract rate, whether or not such interest is an allowable claim in any such proceeding) shall first be paid in full in cash or cash equivalents before any payment or distribution, except as provided in the next sentence, shall be made to Seller 3.

If any such event as set forth in lit (a) - (d) above occurs, and the Seller’s rights for payment under this Promissory Note are subordinated to any higher ranking rights of Capital Resource Partners IV, LP, then the Seller’s and the Purchaser’s obligations arising from the separate Non-Competition Agreement dated April 15, 2003 shall end.

6.                            Miscellaneous.

(a) Authority. The Purchaser hereby represents that it has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note.

(b) Notices. All notices or other communications required or permitted to be given pursuant to this Note shall be given in the manner and directed to the addresses specified in the Agreement.

(c) Conflicting Terms. Should the terms of this Note conflict with any terms of the Agreement, the respective terms of the Agreement shall apply.

(d) Governing Law/Venue. This Note shall be governed and construed in accordance with substantive Swiss law, to the exclusion of the United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising in connection with this Agreement shall be settled by the Commercial Court of the Canton of Zurich (“Handelsgericht des Kantons Zürich”).

IN WITNESS WHEREOF, the Purchaser has executed and delivered this Note as of the date first written above.

SOFTBRANDS INC.

By	/s/ JIM JOHNSON
Jim Johnson

Exhibit 4.3(e)

Terms of a Distribution Agreement

between WinnLodge AG and Sulcus Hospitality (Schweiz) AG

Term Sheet

1.                                       Switzerland

a.               Exclusivity

i.              Sulcus will have exclusivity for three years following closing.

ii.           At the end of three years, SoftBrands and Sulcus will evaluate to determine exclusivity / non-exclusivity for future years.

b.              Pricing

i.              First three years

1.               Sulcus and SoftBrands mutually will set prices for Swiss market.

2.               Sulcus may not discount more than 20% off of price list without SoftBrands’ approval.

3.               Sulcus will pay SoftBrands 35% of list price as software license royalties.

4.               SoftBrands will only provide Level Two telephone support as well as updates and upgrades for 3.5% maintenance fees on all accounts.

ii.           Years four and beyond

1.               Sulcus and SoftBrands mutually will set prices for Swiss market.

2.               Sulcus may not discount more than 20% off of price list without SoftBrands’ approval.

3.               Sulcus will pay 50% of end user prices as software license royalties.

4.               SoftBrands will only provide Level Two telephone support as well as updates and upgrades for 3.5% maintenance fees on all accounts.

c.               Extra-territorial sales

i.           SoftBrands first must approve all deals sold outside of Switzerland.

ii.        All copies of software sold outside of Switzerland will be sold at the then-current list price for that particular country, and Sulcus will share 20% of the amounts collected with the business partner, if any, in that particular territory.

iii.     All maintenance contracts outside of Switzerland will be based on the then-current maintenance contract in use in that particular territory.

d.              Sulcus must provide copies of all maintenance contracts to SoftBrands within 45 days of closing.

2.                                       Germany and Austria

a.               Sulcus will have non-exclusive rights to Germany and Austria for two years following closing.

b.              Sulcus will be entitled to maintain current contractual relationship with existing customers, but must provide copies of all contracts to SoftBrands within 45 days of closing.

c.               During the first two years, SoftBrands will only provide Level Two telephone support for 3.5% maintenance fees on existing accounts as of the closing date.

d.              In order to avoid channel conflict between Sulcus and other business partners in the territories, SoftBrands will set list prices for all software licenses and maintenance.

e.               For all new contracts entered into after the closing,

i.              Sulcus will pay 50% of end user prices as software license royalties.

ii.        SoftBrands will only provide Level Two telephone support as well as updates and upgrades for 3.5% maintenance fees on all accounts.

f.                 All copies of software sold outside of Germany and Switzerland will be sold at the then-current list price for that particular country, and Sulcus will share 20% of the amounts collected with the business partner, if any, in that particular territory.

g.              All maintenance contracts outside of Switzerland will be based on the then-current maintenance contract in use in that particular territory.

3.                                       Softbrands and Sulcus will negotiate and enter into a business partner agreement not inconsistent with these material terms within 45 days of the closing.

4.                                       This arrangement is totally confidential and is, under no situation, to be discussed with anyone.  Sulcus’ failure to maintain total confidentiality shall give SoftBrands the right to terminate the business partner agreement in full immediately.

Exhibit 4.3(f)(1)

Non-Competition Agreement

dated April 15, 2003,

between

Smart Consulting AG, Aeulestrasse 38, FL-9490 Vaduz

(hereinafter referred to as “Obligor”),

duly represented by Rolf Herter, Naegeli & Streichenberg Attorneys at Law, Stockerstrasse 38, CH-8002 Zürich,

(the “Agent”)

and

SoftBrands Inc., Two Meridian Crossings, Suite 800, Minneapolis, MN 55423

(hereinafter referred to as the “Obligee”)

WHEREAS,                                            Obligor (and others) and Obligee have entered into a separate stock purchase agreement (the “SPA”) regarding the sale and acquisition of all the shares of WinnLodge AG, Zug (the “Company”);

WHEREAS,                                            according to Sections 4.3(g) and 8 and Annex 4.3(g) of the SPA, the Obligor and the Obligee have agreed to enter into a separate non-compete agreement;

WHEREAS,                                            it is the intent of the Obligor and the Obligee to grant the Company the position of an intended third party beneficiary under this Agreement;

NOW, THEREFORE,                                               the Obligor and the Obligee enter into the following non-compete agreement (the Agreement):

1.                            Definitions

Capitalized terms used in this Agreement but not otherwise defined shall have the meaning attributed to them in the SPA.

2.                            Non-compete Obligation

Subject to Section 5 of the respective Promissory Note to Obligor, for due and valid consideration, the Obligor undertakes not to compete at any time as from the Closing Date until the expiration of the Restricted Period as defined in Section 4 below, directly or indirectly, be it as an employee or be it otherwise, with the Company or any successor, which takes over all or part of the Business from the Company (individually, its “Successor”; collectively, its “Successors”) in the field of producing and/or distributing hotel front office automation software.

For due and valid consideration, the Obligor undertakes not to hold at any time during the Restricted Period, directly or indirectly any interest in, or maintain any influence over, any business competing with the Company or its Successors in the field of producing and/or distributing hotel front office automation software, except as set forth in Annex 2 hereto.

3.                            Non-Solicitation

During the Restricted Period the Obligor undertakes not to directly or indirectly solicit or encourage any employee of the Company or its Successors to leave the employ, and the Obligor undertakes not to solicit, request, or advise or assist any other person to solicit, request, or advise any present or past, present, or future customer of the Company or its Successors to withdraw, curtail, or cancel business dealings with the Company or its Successors or commit any other act or assist others to commit any other act which might harm the Company’s or its Successors’ business or the business of Obligee.

4.                            Restricted Period

To the extent permitted under applicable law, the obligations of the Obligor shall survive for three (3) years after the Closing Date (the “Restricted Period”).

5.                            Geographical Scope

Obligor’s obligations under this Agreement shall apply to any of its activities in Switzerland, Liechtenstein, Austria, Germany, France and Italy.

6.                            Consideration

In consideration of the obligations set forth in this agreement, Obligee agrees to pay to the Obligor an aggregate amount of USD 31’500.— pursuant to the terms set forth below:

6.1.                  Payment at Closing

At Closing, the Obligee shall make a payment of an aggregate amount of USD 10’500— to the Obligor’s designated representative, by wire transfer.

6.2.                  Payment after Closing

After Closing, the Obligee shall make a payment in an aggregate amount of USD 21’000.—, in instalments, according to the following payment schedule:

Due Date	Amount
30.06.2003	USD 1’750.—
30.09.2003	USD 1’750.—
31.12.2003	USD 1’750.—
31.03.2004	USD 1’750.—
30.06.2004	USD 1’750.—
30.09.2004	USD 1’750.—
31.12.2004	USD 1’750.—
30.03.2005	USD 1’750.—
30.06.2005	USD 1’750.—
30.09.2005	USD 1’750.—
31.12.2005	USD 1’750.—
31.03.2006	USD 1’750.—

If the Obligor should be in breach of its respective obligations under this Agreement or the SPA, Obligee may set off any of its payments to such breaching Obligor against any claim it may have under this Agreement or the SPA, as the case may be, against Obligor in the corresponding amount (“one Dollar for one Dollar”). This set off does not affect the Obligee’s right to claim damages in the exceeding amount, as the case may be.

7.                            Remedies

Both, Obligee and the Company as an intended third party beneficiary under this Agreement, each individually and in its own right and name, are entitled to seek to enforce the obligations as set fort in Sections 2 and 3 above. Without limiting the Obligee’s or the Company’s right to claim liquidated damages as set forth in Section 8 below, or further damages, it is understood that the Obligee and/or the Company have the right to seek specific enforcement of the Obligor’s obligations under this Agreement.

8.                            Liquidated Damages

In case of each breach of the aforesaid obligations by any of the Obligor, the Obligee and/or the Company may request the Obligor to pay liquidated damages in the amount of CHF 250’000.—. If the damage suffered by Obligee and/or the Company as a result of any breach of the aforesaid obligations exceeds the amount of the liquidated damages, Obligee and/or the Company is entitled to claim from the Obligor the payment of the liquidated damages plus any such exceeding amount.

Any payment of liquidated damages or further damages does not release the Obligor from its obligation to further comply with the obligations as set forth herein.

9.                            Relationship to the SPA

This Agreement is concluded pursuant to Sections 4.3(h) and 8 of the SPA and shall solely address the issue of non-competition and non-solicitation. To the extent other issues are concerned, the terms of the SPA shall control.

10.                     Applicable Law/Venue

The respective Section of the SPA shall apply.

Obligor:		Obligee:

Agent on behalf of
Smart Consulting AG:		SoftBrands Inc.

By	/s/ ROLF HERTER	By	/s/ JIM JOHNSON
Rolf Herter		Jim Johnson

Annex 2

List of Obligor’s shareholdings in competing companies

Exhibit 4.3(f)(2)

Non-Competition Agreement

dated April 15, 2003,

between

Mr. Karim Meili-Toledano, Pflugsteinstrasse 71, CH-8703 Erlenbach

(hereinafter referred to as “Obligor”),

duly represented by Rolf Herter, Naegeli & Streichenberg Attorneys at Law, Stockerstrasse 38, CH-8002 Zürich,

(the “Agent”)

and

SoftBrands Inc., Two Meridian Crossings, Suite 800, Minneapolis, MN 55423

(hereinafter referred to as the “Obligee”)

WHEREAS,                Obligor (and others) and Obligee have entered into a separate stock purchase agreement (the “SPA”) regarding the sale and acquisition of all the shares of WinnLodge AG, Zug (the “Company”);

WHEREAS,                according to Sections 4.3(g) and 8 and Annex 4.3(g) of the SPA, the Obligor and the Obligee have agreed to enter into a separate non-compete agreement;

WHEREAS,                it is the intent of the Obligor and the Obligee to grant the Company the position of an intended third party beneficiary under this Agreement;

NOW, THEREFORE,                                               the Obligor and the Obligee enter into the following non-compete agreement (the Agreement):

1.                            Definitions

Capitalized terms used in this Agreement but not otherwise defined shall have the meaning attributed to them in the SPA.

2.                            Non-compete Obligation

Subject to Section 5 of the respective Promissory Note to Obligor, for due and valid consideration the Obligor undertakes not to compete at any time as from the Closing Date until the expiration of the Restricted Period as defined in Section 4 below, directly or indirectly, be it as an employee or be it otherwise, with the Company or any successor, which takes over all or part of the Business from the Company (individually, its “Successor”; collectively, its “Successors”) in the field of producing and/or distributing hotel front office automation software, except that the Obligor and the Obligor’s company Sulcus Hospitality (Schweiz) AG respectively, shall be entitled to distribute the WinnLodge Software pursuant to the separate Distribution Agreement entered into between the Company and Sulcus Hospitality (Schweiz) AG.

For due and valid consideration, the Obligor undertakes not to hold at any time during the Restricted Period, directly or indirectly any interest in, or maintain any influence over, any business competing with the Company or its Successors in the field of producing and/or distributing hotel front office automation software, except that the Obligor and the Obligor’s company Sulcus Hospitality (Schweiz) AG respectively, shall be entitled to distribute the WinnLodge Software pursuant to the separate Distribution Agreement entered into between the Company and Sulcus Hospitality (Schweiz) AG

3.                            Non-Solicitation

During the Restricted Period the Obligor undertakes not to directly or indirectly solicit or encourage any employee of the Company or its Successors to leave the employ, and the Obligor undertakes not to solicit, request, or advise or assist any other person to solicit, request, or advise any present or past, present, or future customer of the Company or its Successors to withdraw, curtail, or cancel business dealings with the Company or its Successors or commit any other act or assist others to commit any other act which might harm the Company’s or its Successors’ business or the business of Obligee, except that the Obligor and the Obligor’s company Sulcus Hospitality (Schweiz) AG shall be entitled to maintain and enlarge their business contacts in order to successfully distribute the WinnLodge Software pursuant to the separate Distribution Agreement entered into between the Company and Sulcus Hospitality (Schweiz) AG.

4.                            Restricted Period

To the extent permitted under applicable law, the obligations of the Obligor shall survive for three (3) years after the Closing Date (the “Restricted Period”).

5.                            Geographical Scope

Obligor’s obligations under this Agreement shall apply to any of its activities in Switzerland, Liechtenstein, Austria, Germany, France and Italy.

6.                            Consideration

In consideration of the obligations set forth in this agreement, Obligee agrees to pay to the Obligor an aggregate amount of USD 21’000.— pursuant to the terms set forth below:

6.1.                  Payment at Closing

At Closing, Obligee shall make a payment of an aggregate amount of USD 7’000.— to Obligor’s designated representative, by wire transfer.

6.2.                  Payment after Closing

After Closing, Obligee shall make a payment in an aggregate amount of USD 14’000.—, in instalments, according to the following payment schedule:

Due Date	Amount
30.06.2003	USD 1’167.—
30.09.2003	USD 1’167.—
31.12.2003	USD 1’167.—
31.03.2004	USD 1’167.—
30.06.2004	USD 1’167.—
30.09.2004	USD 1’167.—
31.12.2004	USD 1’167.—
30.03.2005	USD 1’167.—
30.06.2005	USD 1’167.—
30.09.2005	USD 1’167.—
31.12.2005	USD 1’167.—
31.03.2006	USD 1’163 —

If the Obligor should be in breach of its respective obligations under this Agreement or the SPA, Obligee may set off any of its payments to such breaching Obligor against any claim it may have under this Agreement or the SPA, as the case may be, against Obligor in the corresponding amount (“one Dollar for one Dollar”). This set off does not affect the Obligee’s right to claim damages in the exceeding amount, as the case may be.

7.                            Remedies

Both, Obligee and the Company as an intended third party beneficiary under this Agreement, each individually and in its own right and name, are entitled to seek to enforce the obligations as set fort in Sections 2 and 3 above. Without limiting the Obligee’s or the Company’s right to claim liquidated damages as set forth in Section 8 below, or further damages, it is understood that the Obligee and/or the Company have the right to seek specific enforcement of the Obligor’s obligations under this Agreement.

8.                            Liquidated Damages

In case of each breach of the aforesaid obligations by any of the Obligor, the Obligee and/or the Company may request the Obligor to pay liquidated damages in the amount of CHF 250’000.—. If the damage suffered by Obligee and/or the Company as a result of any breach of the aforesaid obligations exceeds the amount of the liquidated damages, Obligee and/or the Company are entitled to claim from the Obligor the payment of the liquidated damages plus any such exceeding amount.

Any payment of liquidated damages or further damages does not release the Obligor from its obligation to further comply with the obligations as set forth herein.

9.                            Relationship to the SPA

This Agreement is concluded pursuant to Sections 4.3(h) and 8 of the SPA and shall solely address the issue of non-competition and non-solicitation. To the extent other issues are concerned, the terms of the SPA shall control.

10.                     Applicable Law/Venue

The respective Section of the SPA shall apply.

Obligor:		Obligee:

Agent on behalf of		SoftBrands Inc.
Karim Meili-Toldano

By	/s/ ROLF HERTER	By	/s/ JIM JOHNSON
Rolf Herter		Jim Johnson

Annex 2

List of Obligor’s shareholdings in competing companies

Exhibit 4.3(f)(3)

Declaration of Non-Competition

dated April 15, 2003,

from

Mr. Peter Züger, Humrigenflurstr. 30, CH-8704 Herrliberg

(hereinafter referred to as “Obligor”),

duly represented by Rolf Herter, Naegeli & Streichenberg Attorneys at Law, Stockerstrasse 38, CH-8002 Zürich,

(the “Agent”)

to the benefit of

SoftBrands Inc., Two Meridian Crossings, Suite 800, Minneapolis, MN 55423

(hereinafter referred to as the “Obligee”)

WHEREAS,               Obligor (and others) and Obligee have entered into a separate stock purchase agreement (the “SPA”) regarding the sale and acquisition of all the shares of WinnLodge AG, Zug (the “Company”);

WHEREAS,               according to Sections 4.3(g) and 8 and Annex 4.3(g) of the SPA, the Obligor and the Obligee have agreed to enter into a separate non-compete agreement;

WHEREAS,               the Parties are informed that the Obligor held the shares in the Company on a fiduciary basis in its own name but on account of a financial investor (the “Investor”).

WHEREAS,               it is the intent of the Obligor and the Obligee to grant the Company the position of an intended third party beneficiary under this Agreement;

NOW, THEREFORE,                                           the Obligor declares the following non-compete obligation to the benefit of the Obligee and the Company (the Agreement):

1.         Definitions

Capitalized terms used in this Agreement but not otherwise defined shall have the meaning attributed to them in the SPA.

2.         Non-compete Obligation

Subject to Section 5 of the respective Promissory Note to Obligor, for due and valid consideration, the Obligor guarantees that neither the Investor nor the Obligor will compete at any time as from the Closing Date until the expiration of the Restricted Period as defined in Section 4 below, directly or indirectly, be it as an employee or be it otherwise, with the Company or any successor, which takes over all or part of the Business from the Company (individually, its “Successor”; collectively, its “Successors”) in the field of producing and/or distributing hotel front office automation software.

For due and valid consideration, the Obligor guarantees that neither the Investor nor the Obligor will hold at any time during the Restricted Period, directly or indirectly any interest in, or maintain any influence over, any business competing with the Company or its Successors in the field of producing and/or distributing hotel front office automation software, except as set forth in Annex 2 hereto.

3.         Non-Solicitation

During the Restricted Period, subject to Section 3.2 (f) of the SPA, the Obligor guarantees that neither the Investor nor the Obligor will directly or indirectly solicit or encourage any employee of the Company or its Successors to leave the employ, and the Obligor guarantees that neither the Investor nor the Obligor will solicit, request, or advise or assist any other person to solicit, request, or advise any present or past, present, or future customer of the Company or its Successors to withdraw, curtail, or cancel business dealings with the Company or its Successors or commit any other act or assist others to commit any other act which might harm the Company’s or its Successors’ business or the business of Obligee.

4.         Restricted Period

To the extent permitted under applicable law, the obligations of the Obligor shall survive for three (3) years after the Closing Date (the “Restricted Period”).

5.         Geographical Scope

Obligor’s guarantees under this Agreement shall apply to any of its and/or the Investors’ activities in Switzerland, Liechtenstein, Austria, Germany, France and Italy.

6.         Consideration

In consideration of the obligations set forth in this agreement, Obligee agrees to pay to the Obligor an aggregate amount of USD 22’500.— pursuant to the terms set forth below:

6.1.      Payment at Closing

At Closing, Obligee shall make a payment of an aggregate amount of USD 7’500.— to Obligor’s designated representative, by wire transfer.

6.2.      Payment after Closing

After Closing, Obligee shall make a payment in an aggregate amount of USD 15’000.—, in instalments, according to the following payment schedule:

Due Date	Amount
30.06.2003	USD 1’250.—
30.09.2003	USD 1’250.—
31.12.2003	USD 1’250.—
31.03.2004	USD 1’250.—
30.06.2004	USD 1’250.—
30.09.2004	USD 1’250.—
31.12.2004	USD 1’250.—
30.03.2005	USD 1’250.—
30.06.2005	USD 1’250.—
30.09.2005	USD 1’250.—
31.12.2005	USD 1’250.—
31.03.2006	USD 1’250.—

If the Obligor should be in breach of its respective obligations under this Agreement or the SPA, Obligee may set off any of its payments to such breaching Obligor against any claim it may have under this Agreement or the SPA, as the case may be, against Obligor in the corresponding amount (“one Dollar for one Dollar”). This set off does not affect the Obligee’s right to claim damages in the exceeding amount, as the case may be.

7.                            Remedies

Both, Obligee and the Company as an intended third party beneficiary under this Agreement, each individually and in its own right and name, are entitled to seek to enforce the obligations as set fort in Sections 2 and 3 above. Without limiting the Obligee’s or the Company’s right to claim liquidated damages as set forth in Section 8 below, or further damages, it is understood that the Obligee and/or the Company have the right to seek specific enforcement of the Obligor’s obligations under this Agreement.

8.                            Liquidated Damages

In case of each breach of the aforesaid obligations by any of the Obligor, the Obligee and/or the Company may request the Obligor to pay liquidated damages in the amount of CHF 250’000.—. If the damage suffered by Obligee and/or the Company as a result of any breach of the aforesaid obligations exceeds the amount of the liquidated damages, Obligee and/or the Company are entitled to claim from the Obligor the payment of the liquidated damages plus any such exceeding amount.

Any payment of liquidated damages or further damages does not release the Obligor from its obligation to further comply with the obligations as set forth herein.

9.                            Relationship to the SPA

This Agreement is concluded pursuant to Sections 4.3(h) and 8 of the SPA and shall solely address the issue of non-competition and non-solicitation. To the extent other issues are concerned, the terms of the SPA shall control.

10.       Applicable Law/Venue

The respective Section of the SPA shall apply.

Obligor:		Obligee:

Agent on behalf of		SoftBrands Inc.
Peter Züger

By	/s/ ROLF HERTER	By	/s/ JIM JOHNSON
Rolf Herter		Jim Johnson

Annex 2

List of Obligor’s shareholdings in competing companies

Exhibit 4.3(f)(4)

Non-Competition Agreement

dated April 15, 2003,

between

O.O.O. Reksoft, [ADDRESS], St. Petersburg, Russia

(hereinafter referred to as “Obligor”),

duly represented by Rolf Herter, Naegeli & Streichenberg Attorneys at Law, Stockerstrasse 38, CH-8002 Zürich,

(the “Agent”)

and

SoftBrands Inc., Two Meridian Crossings, Suite 800, Minneapolis, MN 55423

(hereinafter referred to as the “Obligee”)

WHEREAS,                                                Smart Consulting AG, Mr. Karim Meili-Toledano and Mr. Peter Züger (the “Sellers”) and SoftBrands Inc. (the “Purchaser”) have entered into a share purchase agreement regarding the acquisition of all shares of WinnLodge AG, Zug (the “Company”), dated April [    ], 2003 (the “SPA”); and

WHEREAS,                                                in consummation of the SPA, the Obligee has agreed to settle certain indebtedness of the Company towards Obligor, arisen in connection with the acquisition of the WinnLodge Software by the Company from the Obligor; and

WHEREAS,                                                according to Sections 4.3(e) the Obligee has undertaken to enter into a separate Software Development and Maintenance Agreement with Obligor; and

WHEREAS,                                                it is the intent of the Obligor and the Obligee to grant the Company the position of an intended third party beneficiary under this Agreement.

NOW, THEREFORE,                the Obligor and the Obligee enter into the following non-compete agreement (the Agreement):

1.         Definitions

Capitalized terms used in this Agreement but not otherwise defined shall have the meaning attributed to them in the SPA.

2.         Non-compete Obligation

The Obligor undertakes not to compete at any time as from the Closing Date under the SPA until the expiration of the Restricted Period as defined in Section 4 below, directly or indirectly, be it as an employee or be it otherwise, with the Company or any successor, which takes over all or part of the Business from the Company (individually, its “Successor”; collectively, its “Successors”) in the field of distributing hotel front office automation software, in particular not to sell, license or otherwise distribute the program structure, flow chart, source code and further developments and enhancements of the WinnLodge Software, or any part thereof to any third party. It is understood that the maintenance and development of the WinnLodge Software for the Company and/or the Obligee is not a restricted activity under this Agreement.

The Obligor undertakes not to hold at any time during the Restricted Period, directly or indirectly any interest in, or maintain any influence over, any business competing with the Company or its Successors in the field of producing and/or distributing hotel front office automation software, except as set forth in Annex 2 hereto.

3.         Non-Solicitation

During the Restricted Period the Obligor undertakes not to directly or indirectly solicit or encourage any employee of the Company or its Successors to leave the employ, and the Obligor undertakes not to solicit, request, or advise or assist any other person to solicit, request, or advise any present, pastor future customer of the Company or its Successors to withdraw, curtail, or cancel business dealings with the Company or its Successors or commit any other act or assist others to commit any other act which might harm the Company’s or its Successors’ business or the business of the Obligee.

During the Restricted Period, the Obligee undertakes not to directly or indirectly solicit or encourage any employee of the Obligor or its Successors to leave the employ, or commit any other act or assist others to commit any other act which might harm the Obligor’s or its Successors’ business or the business of the Obligor.

4.                           Restricted Period

To the extent permitted under applicable law, the obligations of the Obligor shall survive for three (3) years after the Closing Date of the SPA (the “Restricted Period”).

5.                           Geographical Scope

Obligor’s obligations under this Agreement shall apply to any of its activities in Switzerland, Liechtenstein, Austria, Germany, France and Italy. For the purpose of avoiding any misunderstanding, Obligor shall be entitled to further develop, maintain and distribute hotel front desk automation software in Russia and all states of the former Soviet Union.

6.                           Remedies

Both, Obligee and the Company as an intended third party beneficiary under this Agreement, each individually and in its own right and name, are entitled to seek to enforce the obligations as set fort in Sections 2 and 3 above. Without limiting the Obligee’s or the Company’s right to claim liquidated damages as set forth in Section 8 below, or further damages, it is understood that the Obligee and/or the Company have the right to seek specific enforcement of the Obligor’s obligations under this Agreement.

7.                           Liquidated Damages

In case of each breach of the aforesaid obligations by any of the Obligor, the Obligee and/or the Company may request the Obligor to pay liquidated damages in the amount of CHF 250’000.—. If the damage suffered by Obligee and/or the Company as a result of any breach of the aforesaid obligations exceeds the amount of the liquidated damages, Obligee and/or the Company is entitled to claim from the Obligor the payment of the liquidated damages plus any such exceeding amount.

Any payment of liquidated damages or further damages does not release the Obligor from its obligation to further comply with the obligations as set forth herein.

8.                           Applicable Law/Venue

This Agreement shall be governed and construed in accordance with substantive Swiss law, to the exclusion of the United Nations Convention on Contracts for the International Sale of Goods. Any disputes arising in connection with this Agreement shall be settled by the Commercial Court of the Canton of Zurich (“Handelsgericht des Kantons Zürich”).

The Agent on behalf of the
Obligor:		Obligee:

Rolf Herter:		SoftBrands Inc.

By	/s/ ROLF HERTER	By	/s/ JIM JOHNSON
Jim Johnson

Exhibit 4.4(a)(iii)

Acknowledgement of Receipt by Purchaser of the qualifying share.

To:
Mr. Peter Züger
Humrigenflustr. 30
CH-8703 Herrliberg
(Seller 3)

CONFIRMATION /

FIDUCIARY AGREEMENT

Dear Mr. Züger,

We, SoftBrands Inc. (“SoftBrands”), hereby confirm that we have received from you on                      the share certificate Nr. 4 (qualifying share) representing one (1) registered share of WinnLodge AG, Zug, no. 100, with nominal value of CHF 1’000.— issued in the name of Peter Züger, duly endorsed in blank (the “Share”).

We understand that this share is issued in your name in order you to qualify as sole member of the board of directors of WinnLodge AG (the “Company”). It is, however, understood that the Share is the property of SoftBrands Inc. and is issued on your name only in your fiduciary capacity for the period during which you shall remain a member of the Company’s board of directors.You do not claim any property rights deriving from the Share. You agree to remit to SoftBrands any and all proceeds and all other financial benefits, including the right to subscribe to new shares in connection with a capital increase of the Company, deriving from the Share.

We confirm that for the time, you remain on WinnLodge AG’s board of directors, we hold this share certificate Nr. 4 on your behalf.

In your capacity as member of the board of directors of the Company, you agree to act pursuant to the instructions given to you by SoftBrands Inc., provided such instructions are in accordance with the laws of Switzerland. Failing such instructions, you agree to act in the aforementioned capacity according to your reasonable discretion, taking into account the best interests of the Company.

For your services, you shall receive a director’s fee in the amount of CHF [5’000.—] per year.

SoftBrands agrees to fully indemnify you for and hold you harmless against any claims presented against you, or liabilities incurred by you, in connection with the performance of your duties as member of the Board in accordance with instructions received from SoftBrands Inc.

You agree to resign from the board of directors of the Company upon request of SoftBrands Inc. For the case of resignation, whether requested by SoftBrands or not, you will undertake to use your best efforts in order to transfer the mandate to any named successor and to promptly deliver to SoftBrands all documents and files, regardless in what form, relating to such mandate.

It is understood that this letter agreement is subject to the laws of Switzerland.

Place/Date: Zürich, April 15, 2003

SoftBrands Inc.

By	/s/ JIM JOHNSON
Jim Johnson

Agreed:

By	/s/ ROLF HERTER
Peter Züger

Exhibit 4.4(b)(i)

WRITTEN RESOLUTION

of the sole member of the

Board of Directors of

WinnLodge AG

Zug

dated April [    ], 2003

The Undersigned, being the sole member of the Board of Directors of WinnLodge AG (the “Company”), hereby adopts the following resolutions:

1.         Issuance of new Share Certificates

The Board of Directors resolves to issue new Share Certificates. The following 3 Share Certificates representing 100 shares with a nominal value of CHF 1’000.— each shall be issued:

•           Certificate No. 1 representing 42 registered shares, made out to Smart Consulting AG;

•           Certificate No. 2 representing 28 registered shares, made out to Karim Meili-Toledano;

•           Certificate No. 3 representing 29 registered share made out to Peter Züger;

•           Certificate No. 4 representing 1 registered share made out to Peter Züger.

The newly issued Share Certificates shall be signed by Peter Züger as the sole member of the Board of Directors.

2.         Recording in the Companies Share Register

The Board of Directors hereby approves that the newly issued share certificates as stated under Section 1 above shall be recorded in the Company’s share register.

By	/s/ PETER ZÜGER
Peter Züger

Exhibit 4.4(b)(iii)

WRITTEN RESOLUTION

of the sole member of the

Board of Directors of

WinnLodge AG

Zug

dated April [    ], 2003

The Undersigned, being the sole member of the Board of Directors of WinnLodge AG (the “Company”), hereby adopts the following resolutions:

1.         Approval of Acquisition of Shares

The Board of Directors hereby takes note of the Share Purchase Agreement between Smart Consulting AG, Mr. Karim Meili-Toledano, and Mr. Peter Züger (collectively referred to as the “Sellers”), representing the owners of all shares of the Company (the “Shares”) and SoftBrand Hospitality Inc. (the “Purchaser”), dated [April 15], 2003 (the “SPA”).

According to the terms of the SPA, the Purchaser acquires from the Sellers for good and valid consideration the Shares of the Company.

Pursuant to Art. 5 para. 2 of the Articles of Incorporation of the Company, the Board of Directors hereby approves and consents to the sale and the transfer of the Shares of the Company from the Sellers to the Purchaser under the terms of the SPA and recognises the Purchaser as the legitimate shareholder of the Shares, with all rights and obligations arising therefrom.

2.         Registration of the Purchaser in the Share Register

Pursuant to Art. 5 para. 1 of the Articles of Incorporation of the Company, the Board hereby resolves to register the Purchaser as the new owner of the Shares in the Company’s share register as of the Closing Date under the SPA.

By	/s/ PETER ZÜGER
Peter Züger

Exhibit 4.4(b)(v)

Letter of resignation of Mr. Peter Züger

The Undersigned hereby resigns, as of the [DATE], from the Board of Directors of WinnLodge AG (the “Company”).

The Undersigned hereby fully, finally and unconditionally releases and discharges the Company from any and all claims, which the Undersigned may have against Company as of the Closing Date. In particular, the Undersigned hereby declares that any and all claims for salary, bonus, holiday entitlement and the like, as the case may be, have been fully settled or discharged.

Place/Date:

By	/s/ PETER ZÜGER
Peter Züger

Exhibit 4.4(b)(vii)

Acknowledgement of receipt by Purchaser regarding the WinnLodge Software source code

To:
Smart Consulting AG
Aeulestrasse 38, FL-9490 Vaduz
(Seller 1)

Mr. Karim Meili-Toledano
Pflugstreinstrasse 71, CH-8703 Erlenbach
(Seller 2)

Mr. Peter Züger
Humrigenflustr. 30, CH-8703 Herrliberg
(Seller 3)

CONFIRMATION

Dear Sirs,

We hereby confirm that we have received from you on [DATE] the Master Copy of the source code and the object code of the WinnLodge Software in its latest version, and related documents, plans, files and data on one (1) CD-ROM, plus two (2) CD-ROM’s with earlier versions of the WinnLodge Software (Version 1040.15 and Version 1041.01), which can be used to copy, re-engineer, reverse-engineer or further develop the WinnLodge Software and its functionality, such as flow charts, diagrams, print outs etc., being in the sole property of WinnLodge AG, Zug.

We hereby confirm that we hold the CD-ROM’s and all data thereupon solely on behalf and for the account of WinnLodge AG.

Place/Date: Zürich, April 15, 2003

SoftBrands Inc.

By	/s/ JIM JOHNSON
Jim Johnson

Exhibit 4.4(b)(viii)(1)

Confirmation by Seller 1 regarding the WinnLodge Software source code

To:
SoftBrands Inc.
Two Meridian Crossings, Suite 800
Minneapolis, MN 55423

CONFIRMATION

Dear Sirs,

We hereby confirm that, subject to the exception set forth below, neither Smart Consulting AG, nor any of its Affiliates, retain a copy of the source code of the WinnLodge Software or any related documents, plans, files or data, regardless of form or format, which can be used to copy, re-engineer, reverse-engineer or further develop the WinnLodge Software and its functionality, such as flow charts, diagrams, print outs etc.

O.O.O. Reksoft, being a sister company of Smart Consulting, retains a copy of the source code of the WinnLodge Software for maintenance and development purposes under the separate Software Maintenance and Development agreement to be entered into between O.O.O. Reksoft and WinnLodge AG.

Place/Date: April 15, 2003

The Agent on behalf of

Smart Consulting AG

By	/s/ ROLF HERTER
Rolf Herter

Exhibit 4.4(b)(viii)(2)

Confirmation by Seller 2 regarding the WinnLodge Software source code

To:
SoftBrands Inc.
Two Meridian Crossings, Suite 800
Minneapolis, MN 55423

CONFIRMATION

Dear Sirs,

I hereby confirm that I do not, directly or indirectly (i.e. through any principal, fiduciary or agent, or through any company, by which I am employed, retained as independent consultant or in which I hold a participation) retain a copy of the source code of the WinnLodge Software or any related documents, plans, files or data, regardless of form or format, which can be used to copy, re-engineer, reverse-engineer or further develop the WinnLodge Software and its functionality, such as flow charts, diagrams, print outs etc.

Place/Date: April 15, 2003

The Agent on behalf of

Karim Meili-Toledano

By	/s/ ROLF HERTER
Rolf Herter

Exhibit 4.4(b)(viii)(3)

Confirmation by Seller 3 regarding the WinnLodge Software source code

To:
SoftBrands Inc.
Two Meridian Crossings, Suite 800
Minneapolis, MN 55423

CONFIRMATION

Dear Sirs,

I hereby confirm that I do not, directly or indirectly (i.e. through any principal, fiduciary or agent, or through any company by which I am employed, retained independent consultant or in which I hold a participation) retain a copy of the source code of the WinnLodge Software or any related documents, plans, files or data, regardless of form or format, which can be used to copy, re-engineer, reverse-engineer or further develop the WinnLodge Software and its functionality, such as flow charts, diagrams, print outs etc.

Place/Date: April 15, 2003

By	/s/ PETER ZÜGER
Peter Züger

Exhibit 4.4(c)(i)

Confirmation by O.O.O. Reksoft

regarding settlement of outstanding claims

The Undersigned hereby confirms on behalf and on account of O.O.O. Reksoft that as of the Closing Date, it has no outstanding claims under any title whatsoever against WinnLodge AG (the “Company”) and hereby fully, finally and unconditionally releases and discharges the Company from any and all claims, which the Undersigned may have against Company as of the Closing Date

The Undersigned hereby confirms and acknowledges that any and all of its claims under the loan agreement (“Darlehensvertrag”) between the Undersigned and the Company, dated September 11, 2001, in particular for the repayment of the principal amount of USD 125’000.- and any interest which have or may have accrued thereunder, have been duly and fully settled or discharged, for good and valid consideration.

The Undersigned hereby confirms and acknowledges that any and all of its claims under the agreement (“Vereinbarung”) between the Undersigned and the Company regarding the sale, maintenance and development of the PMS WinnLodge Software, dated September 11, 2001, in particular for the payment of the outstanding portion of the purchase price of USD 125’000.- under Art.2.1, and the payment of any maintenance fees under Art. 6 up to the Closing Date, and any interest which have or may have accrued thereunder, have been duly and fully settled, for good and valid consideration.

The Undersigned hereby waives and renounces any ownership interest it may have regarding the WinnLodge Software, in particular any title retention under the aforementioned agreement (“Vereinbarung”), and assigns and transfers any such rights, as the case may be, to the Company, for good and valid consideration.

The Undersigned hereby confirms, that is has not assigned any of its rights under the aforementioned agreements to any third party.

Place/Date: April 15, 2003

Agent on behalf of

O.O.O. Reksoft

By	/s/ ROLF HERTER
Rolf Herter

Exhibit 4.4(c)(ii)

Confirmation by Mr. Peter Züger re settlement of outstanding claims

The Undersigned hereby confirms on behalf and on account for Peter Züger that as of the Closing Date he has no outstanding claims under any title whatsoever against WinnLodge AG (the “Company”) and hereby fully, finally and unconditionally releases and discharges the Company from any and all claims, which the  Undersigned may have against Company as of the Closing Date.

In particular, the Undersigned hereby confirms and acknowledges that any and all of its claims under the loan agreement (“Darlehensvertrag”) between the Undersigned and the Company, dated September 11, 2001, in particular for the repayment of the principal amount of USD 125’000.—, and any interest which have or may have accrued thereunder, have been duly and fully settled or discharged, for good and valid consideration.

The Undersigned hereby confirms, that is has not assigned any of its rights under said loan agreement to any third party.

Place/Date: April 15, 2003

Agent on behalf of

Peter Züger

By	/s/ ROLF HERTER
Rolf Herter

Exhibit 5.1(d)

Balance sheet and the profit and loss statement of the Company as of December 31, 2002

Exhibit 5.1(e)

Loans and Indebtedness not reflected in the financial statements of the Company as of December 31, 2002.

None.

Exhibit 5.1(h)

List of disputes or legal proceeding with any Swiss federal, cantonal or communal authority for assessment or collection or enforcement of taxes, duties or levies.

None.

Exhibit 5.1(l)

List of distribution license rights granted to third parties regarding the Company’s Intellectual Property

•  Sulcus Hospitality (Schweiz) AG, oral agreement, in accordance with Section 3 of Exhibit 4.3(e) to the Agreement.

•  O.O.O. Reksoft, oral agreement, in accordance with Section 4.7.(a) of the Agreement.

•  SoftBrands Inc., continuation of “old” Eltrax-Agreement